EXHIBIT 32.1

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Asia Global Holdings Corp., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934,  and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Asia Global Holdings Corp. and will be retained by Asia Global Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 30, 2010	/s/ Mr. Ping-Shun Lai
Mr. Ping-Shun Lai, Chief Executive Officer and Chief Financial Officer